Exhibit 99.1

FOR IMMEDIATE RELEASE

JAMES RIVER GROUP HOLDINGS REPORTS FIRST QUARTER NET OPERATING

INCOME OF $11.7 MILLION OR $0.40 PER DILUTED SHARE

11.1% GROWTH IN NET OPERATING EARNINGS PER SHARE OVER THE FIRST

QUARTER OF 2014

23.0% GROWTH IN E&S SEGMENT GROSS WRITTEN PREMIUMS OVER THE

FIRST QUARTER OF 2014

DECLARES $0.16 PER SHARE QUARTERLY DIVIDEND

Hamilton, Bermuda, May 6, 2015 — James River Group Holdings, Ltd. (NASDAQ: JRVR) today announced financial results for the quarter ended March 31, 2015.

Highlights for the quarter include:

•	Overall gross written premiums of $131.3 million in the first quarter of 2015 as follows:
o	Growth in our Excess and Surplus Lines segment of 23.0% to $75.7 million from $61.6 million in 2014;
o	Growth in our Specialty Admitted Insurance segment of 79.2% to $20.9 million from $11.7 million in the first quarter of 2014; and a
o	Reduction in our Casualty Reinsurance segment of 53.2% to $34.6 million from $74.0 million in the first quarter of 2014.
•	Overall net written premiums for the quarter of $108.7 million as follows:
o	Growth in our Excess and Surplus Lines segment of 26.2% to $62.3 million from $49.4 million in 2014;
o	Growth in our Specialty Admitted Insurance segment of 37.6% to $11.5 million from $8.3 million in the first quarter of 2014; and a
o	Reduction in our Casualty Reinsurance segment of 52.9% to $34.9 million from $74.1 million in the first quarter of 2014.
•	A combined ratio of 97.5% compared to 98.5% in the prior year;
•	Net operating income in 2015 of $11.7 million compared to $10.5 million in the prior year;
•	Fully diluted operating earnings per share of $0.40 compared to $0.36 in the prior year;
•	Net income in 2015 of $9.4 million compared to $9.1 million in the prior year; and

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32 Victoria Street, Milner Place, Hamilton HM 12, Bermuda

Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda

Tel 441.278.4580 ● Fax 441.278.4588

JRVR Announces First Quarter Results

May 6, 2015

•	Fully diluted earnings per share were $0.32 for both the first quarter of 2015 and 2014.

J. Adam Abram, Chairman and Chief Executive Officer, said, "We are pleased to have a solid start to the year, and we remain on track to achieve our operating EPS guidance for calendar 2015. Our Excess and Surplus Lines segment, which is our largest and most profitable segment, continued to achieve very strong growth. Additionally, we achieved modest increases in our exposure adjusted rates in each of our underwriting segments during the quarter.”

"Our tangible book value grew by 2.1% during the first quarter of 2015, and 3.1% adding back the $0.16 dividend we paid on March 31, 2015. This growth in tangible book value is in line with our expectations. Going forward, we seek to continue to report steady underwriting profits and deliver consistent returns on tangible equity for our shareholders."

"In keeping with our Board's emphasis on capital efficiency and management, the Directors voted to declare a quarterly dividend of $0.16 per share to be paid on June 30, 2015."

Net operating earnings per diluted share for the first quarter of 2015 were $0.40 per share and excluded $0.08 per share of costs related to realized gains and losses and other non-operating expenses. This amount compares to $0.36 for the same period in 2014.

Fully diluted earnings per share for the first quarter of 2015 and 2014 were both $0.32.

The combined ratio for the Company was 97.5% (comprised of a loss ratio of 63.7% and an expense ratio of 33.8%) for the first quarter of 2015. This compares to a combined ratio of 98.5% (comprised of a loss ratio of 63.0% and an expense ratio of 35.5%) in the prior year.

Results for the quarter ended March 31, 2015 include favorable reserve development on prior accident years of $2.5 million. In the prior year, this favorable reserve development was $1.1 million. On an after-tax basis, favorable reserve development for the quarter is $2.0 million ($804,000 in the prior year).

The improvement in the overall expense ratio in the first quarter of 2015 compared to the same period in the prior year was primarily due to the increase in our earned premiums which grew 31.4% in the quarter from $89.1 million in 2014 to $117.0 million in 2015.

The Excess and Surplus Lines segment's combined ratio was 87.5% for the quarter ended March 31, 2015, comprised of a loss ratio of 60.3% and an expense ratio of 27.1%. In the prior year, this segment's combined ratio was 91.1% comprised of a loss ratio of 61.6% and an expense ratio of 29.6%. In the quarter, we recognized $4.9 million in pre-tax, favorable reserve development representing 8.3 points of our loss and combined ratio, respectively. In the same period in 2014, we recognized $2.4 million in pre-tax favorable reserve development representing 5.7 points of our loss and combined ratio, respectively.

The Specialty Admitted Insurance segment's combined ratio was 101.6% for the quarter ended March 31, 2015, (resulting in an underwriting loss of $155,000) comprised of a loss ratio of 60.7% and an expense ratio of 41.0%. In the prior year, this segment's combined ratio was 111.5%, comprised of a loss ratio of 55.1% and an expense ratio of 56.4%. In the quarter, we recognized $7,000 in pre-tax, favorable reserve development. In the same period in 2014, we

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JRVR Announces First Quarter Results

May 6, 2015

recognized $287,000 in pre-tax, favorable reserve development representing 5.6 points of the loss and combined ratio, respectively. Additionally, the expense ratio for the quarter of 41.0% has begun to show the effects of the successful ramp up of the programs and fronting business along with an overall increase in earned premiums in this segment. For the same period in the prior year, the expense ratio was 56.4%.

The Casualty Reinsurance segment's combined ratio was 99.9% for the quarter ended March 31, 2015, comprised of a loss ratio of 68.3% and an expense ratio of 31.6%. In the prior year, this segment's combined ratio was also 99.9% comprised of a loss ratio of 65.4% and an expense ratio of 34.5%. In the quarter, we recognized $2.5 million of adverse reserve development representing (5.1) points of the loss and combined ratio, respectively. In the prior year, we recognized $1.6 million of adverse reserve development representing (3.8) points of the loss and combined ratio, respectively. The significant decrease in gross written premium at this segment is principally due to one contract which renewed in the first quarter of 2014 for 15 months which is scheduled for renewal in the second quarter of 2015. This contract contributed $36.7 million to this segment’s prior year gross written premium, all of which was recorded in the first quarter of 2014.

Net investment income for the first quarter of 2015 was $12.0 million. This amount compares to $12.5 million for the same period in 2014. Included in the total net investment income is $2.5 million and $3.3 million relating to our investments in renewable energy facilities engaged in wind and solar production for the quarter ended March 31, 2015 and 2014, respectively. Absent this investment income (which averaged $639,000 for the remaining three quarters of 2014), our net investment income increased by $368,000 (4.0%) over the first quarter of the prior year to $9.5 million (from $9.2 million). This increase in net investment income was due to a 4.3% increase in our average cash and invested assets in the first quarter of 2015 compared to the first quarter of 2014. Our annualized gross investment yield on average fixed maturity securities for the quarter ended March 31, 2015 was 3.2%, and the average duration of our portfolio was 3.0 years.

During the first quarter of 2015, we also recognized $2.8 million in pre-tax net realized losses primarily relating to the sale of certain securities in the energy portion of our bank loan portfolio, which at March 31, 2015 had a remaining carrying value of $25.1 million and a market value of $22.8 million.

Dividend

The Company also announced that its Board of Directors declared a cash dividend of $0.16 per common share. This dividend is payable on Tuesday, June 30, 2015 to all shareholders of record at the close of business on Monday, June 15, 2015.

Conference Call

James River Group Holdings will hold a conference call to discuss this press release tomorrow, May 7, 2015, at 9:00 a.m. Eastern time. Investors may access the conference call by dialing (877) 930-8055 Conference ID# 7710053 or via the internet by going to www.jrgh.net and clicking on the “Investor Relations” link. Please visit the website at least 15 minutes early to register, download and install any necessary audio software. A replay will be available shortly

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JRVR Announces First Quarter Results

May 6, 2015

after the call and through the end of business on June 5, 2015 at the number and website referenced above.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, plan, estimate or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: losses exceeding reserves; loss of key members of our management or employees; adverse economic factors; a decline in our financial strength; loss of a group of brokers or agents that generate significant portions of our business; losses in our investment portfolio; additional government or market regulation; potentially becoming subject to United States taxation and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

Non-GAAP Financial Measures

In presenting James River Group Holding’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including underwriting profit, net operating income and return on tangible equity are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.

About James River Group Holdings, Ltd.

James River Group Holdings, Ltd. is a Bermuda-based insurance holding company which owns and operates a group of specialty insurance and reinsurance companies founded by members of our management team. The Company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. The Company tends to focus on accounts associated with small or medium-sized businesses in each of its segments. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) with a “positive outlook” by A.M. Best Company.

Visit James River Group Holdings, Ltd. on the web at www.jrgh.net.

For more information contact:

Robert Myron

President and Chief Operating Officer

1-441-278-4583

InvestorRelations@jrgh.net

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JRVR Announces First Quarter Results

May 6, 2015

James River Group Holdings, Ltd. and Subsidiaries

Condensed Consolidated Balance Sheet Data

(Unaudited)

	March 31, 2015	December 31, 2014
	($ in thousands, except for share amounts)
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale	$739,984	$756,963
Fixed maturity securities, trading	5,816	7,388
Equity securities, available-for-sale	77,330	67,905
Bank loan participations, held-for-investment	203,601	239,511
Short-term investments	161,220	131,856
Other invested assets	55,010	33,622
Total investments	1,242,961	1,237,245

Cash and cash equivalents	71,355	73,383
Accrued investment income	6,582	7,273
Premiums receivable and agents’ balances	177,327	162,527
Reinsurance recoverable on unpaid losses	129,616	127,254
Reinsurance recoverable on paid losses	2,635	1,725
Deferred policy acquisition costs	55,559	60,202
Goodwill and intangible assets	221,807	221,956
Other assets	84,611	67,727
Total assets	$1,992,453	$1,959,292

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$744,585	$716,296
Unearned premiums	273,170	277,579
Senior debt	88,300	88,300
Junior subordinated debt	104,055	104,055
Accrued expenses	26,012	31,107
Other liabilities	58,794	54,034
Total liabilities	1,294,916	1,271,371

Total shareholders’ equity	697,537	687,921
Total liabilities and shareholders’ equity	$1,992,453	$1,959,292

Tangible equity	$475,730	$465,965
Tangible equity per common share outstanding	$16.67	$16.33
Total shareholders’ equity per common share outstanding	$24.44	$24.10
Common shares outstanding	28,540,350	28,540,350
Debt to total capitalization ratio	21.6%	21.9%

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JRVR Announces First Quarter Results

May 6, 2015

James River Group Holdings, Ltd. and Subsidiaries

Condensed Consolidated Income Statement Data

(Unaudited)

	Three Months Ended March 31,
	2015	2014
	($ in thousands, except for share data)
REVENUES
Gross written premiums	$131,258	$147,241
Net written premiums	$108,659	$131,841

Net earned premiums	$117,011	$89,056
Net investment income	11,986	12,482
Net realized investment losses	(2,806)	(1,921)
Other income	276	78
Total revenues	126,467	99,695

EXPENSES
Losses and loss adjustment expenses	74,484	56,114
Other operating expenses	39,797	31,628
Other expenses	69	93
Interest expense	1,704	1,547
Amortization of intangible assets	149	125
Total expenses	116,203	89,507
Income before taxes	10,264	10,188
Income tax expense	887	1,050
NET INCOME	$9,377	$9,138
NET OPERATING INCOME	$11,691	$10,468

EARNINGS PER SHARE
Basic	$0.33	$0.32
Diluted	$0.32	$0.32

NET OPERATING INCOME PER SHARE
Basic	$0.41	$0.37
Diluted	$0.40	$0.36

Weighted-average common shares outstanding:
Basic	28,540,350	28,540,350
Diluted	29,098,309	28,780,681
Cash dividends declared per common share	$0.16	$0.00

Ratios:
Loss ratio	63.7%	63.0%
Expense ratio	33.8%	35.5%
Combined ratio	97.5%	98.5%

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JRVR Announces First Quarter Results

May 6, 2015

James River Group Holdings, Ltd. and Subsidiaries

Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended March 31,
	2015	2014
	($ in thousands)
Gross written premiums	$75,718	$61,553
Net written premiums	$62,296	$49,374

Net earned premiums	$59,400	$41,983
Losses and loss adjustment expenses	(35,842)	(25,841)
Underwriting expenses	(16,115)	(12,415)
Underwriting profit (a), (b)	$7,443	$3,727

Ratios:
Loss ratio	60.3%	61.6%
Expense ratio	27.1%	29.6%
Combined ratio	87.5%	91.1%

(a) See "Reconciliation of Non-GAAP Measures."

(b) Underwriting results include fees of $220,000 and $0 for the three months ended March 31, 2015 and 2014, respectively.

SPECIALTY ADMITTED INSURANCE

	Three Months Ended March 31,
	2015	2014
	($ in thousands)
Gross written premiums	$20,926	$11,677
Net written premiums	$11,474	$8,341

Net earned premiums	$9,555	$5,149
Losses and loss adjustment expenses	(5,796)	(2,837)
Underwriting expenses	(3,914)	(2,904)
Underwriting loss (a), (b)	$(155)	$(592)

Ratios:
Loss ratio	60.7%	55.1%
Expense ratio	41.0%	56.4%
Combined ratio	101.6%	111.5%

(a) See "Reconciliation of Non-GAAP Measures."

(b) Underwriting results include fees of $303,000 and $137,000 for the three months ended March 31, 2015 and 2014, respectively.

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JRVR Announces First Quarter Results

May 6, 2015

CASUALTY REINSURANCE

	Three Months Ended March 31,
	2015	2014
	($ in thousands)
Gross written premiums	$34,614	$74,011
Net written premiums	$34,889	$74,126

Net earned premiums	$48,056	$41,924
Losses and loss adjustment expenses	(32,846)	(27,436)
Underwriting expenses	(15,169)	(14,444)
Underwriting profit (a)	$41	$44

Ratios:
Loss ratio	68.3%	65.4%
Expense ratio	31.6%	34.5%
Combined ratio	99.9%	99.9%

(a) See "Reconciliation of Non-GAAP Measures."

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JRVR Announces First Quarter Results

May 6, 2015

RECONCILIATION OF NON-GAAP MEASURES

The following table reconciles the underwriting profit (loss) by individual operating segment and of the whole Company to consolidated income before taxes. We believe that these measures are useful to investors in evaluating the performance of our Company and its operating segments because our objective is to consistently earn underwriting profits. We evaluate the performance of our operating segments and allocate resources based primarily on underwriting profit (loss) of operating segments. Our definition of underwriting profit (loss) of operating segments and underwriting profit (loss) may not be comparable to that of other companies.

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Underwriting profit (loss) of the operating segments:
Excess and Surplus Lines	$7,443	$3,727
Specialty Admitted Insurance	(155)	(592)
Casualty Reinsurance	41	44
Total underwriting profit of operating segments	7,329	3,179
Other operating expenses of the Corporate and Other segment	(4,379)	(1,865)
Underwriting profit (a)	2,950	1,314
Net investment income	11,986	12,482
Net realized investment losses	(2,806)	(1,921)
Other income and expenses	(13)	(15)
Interest expense	(1,704)	(1,547)
Amortization of intangible assets	(149)	(125)
Consolidated income before taxes	$10,264	$10,188

(a) Included in underwriting results for the three months ended March 31, 2015 and 2014 is net fee income of $523,000 and $137,000, respectively.

We define net operating income as net income excluding net realized investment gains and losses, expenses related to due diligence costs for various merger and acquisition activities, costs associated with our initial public offering, severance costs associated with terminated employees, impairment charges on goodwill and intangible assets and gains on extinguishment of debt. We use net operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of net operating income may not be comparable to that of other companies.

Our income before taxes and net income for the three months ended March 31, 2015 and 2014, respectively, reconciles to our net operating income as follows:

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JRVR Announces First Quarter Results

May 6, 2015

	Three Months Ended March 31,
	2015		2014
	Income Before Taxes	Net Income	Income Before Taxes	Net Income
	(in thousands)
Income as reported	$10,264	$9,377	$10,188	$9,138
Net realized investment losses	2,806	2,162	1,921	1,153
Other expenses	69	45	93	70
Interest expense on leased building the Company is deemed to own for accounting purposes	165	107	165	107
Net operating income	$13,304	$11,691	$12,367	$10,468

We define tangible equity as the sum of shareholders’ equity less goodwill and intangible assets (net of amortization). Our definition of tangible equity may not be comparable to that of other companies, and it should not be viewed as a substitute for shareholders’ equity calculated in accordance with GAAP. We use tangible equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity for both March 31, 2015 and December 31, 2014.

	March 31,	December 31,
	2015	2014
	(in thousands)

Shareholders’ equity	$697,537	$687,921
Less: Goodwill and intangible assets	221,807	221,956
Tangible equity	$475,730	$465,965

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32 Victoria Street, Milner Place, Hamilton HM 12, Bermuda

Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda

Tel 441.278.4580 ● Fax 441.278.4588